UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
May 18, 2017
FLUIDIGM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-34180	77-0513190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7000 Shoreline Court, Suite 100
South San Francisco, California 94080
(Address of principal executive offices, including zip code)
(650) 266-6000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) Director Not Standing for Reelection
On May 18, 2017, Evan Jones, a member of the Board of Directors (the “Board”) of Fluidigm Corporation (the “Company”) notified the Company that he will not stand for reelection at the Company’s next annual meeting of stockholders (the “Annual Meeting”).  Mr. Jones will continue to serve as director until the expiration of his term.

In connection with Mr. Jones’ decision not to stand for re-election to the Board at the Annual Meeting, the Board, on May 23, 2017, resolved to reallocate a Class III director (with a term expiring at the 2019 annual meeting of stockholders) to Class I (with a term expiring at the 2017 annual meeting of stockholders).  Accordingly, on May 23, 2017, Nicolas Barthelemy, age 51, stepped down as a Class III director and was immediately reappointed to the Board as a Class I director. Concurrently, the number of Class I seats was increased by one to three seats, and the number of Class III seats was reduced by one to two seats. Mr. Barthelemy continues to serve on the Company’s compensation committee and was, concurrently with his appointment to Class I, appointed to serve on the audit committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLUIDIGM CORPORATION

Date: May 23, 2017	By:	/s/ Nicholas Khadder
Nicholas Khadder General Counsel and Secretary